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                                   EXHIBIT 23
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                                                                      EXHIBIT 23

The Board of Directors
Arcadian Corporation


Re: Registration Statement No. 33-40323 and No. 333-10361



     We consent to incorporation by reference in the subject registration statements of Arcadian Corporation of our report dated February 9, 1996, relating to the consolidated balance sheet of Arcadian Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K/A of Arcadian Corporation.


                                            KPMG Peat Marwick LLP

Memphis, Tennessee

January 9, 1997